As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NANOVIRICIDES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	76-0674577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

135 Wood Street, Suite 205

West Haven, Connecticut 06516

(203) 937-6137

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dr. Eugene Seymour
135 Wood Street
Suite 205
West Haven, Connecticut
(203) 937-6137

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to :

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Telephone (212) 519-5109

Facsimile (212) 245-3009

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-184626

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Amount to be Registered (3)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock
Preferred Stock
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)
Warrants
Total for sale by Registrant	$5,836,751	100%	$5,836,751	$751.77 (3)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	The Registrant previously registered securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, with an aggregate offering price of $40,000,000 on a Registration Statement on Form S-3 (File No. 333-184626) filed by the Company on October 26, 2012, as amended on December 3, 2013 to include the unsold securities of the a Prior Registration Statement in the amount of $17,500,000, so that the total amount of securities registered to equal $57,500,000 and declared effective by the Securities and Exchange Commission on December 21, 2012. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same having a proposed maximum aggregate offering price of $5,836,751 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-184626). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-184626) exceed that registered under such registration statements.

(3)	The securities registered hereunder include such indeterminate number of shares of common stock of the Registrant as may be issued upon exercise of warrants registered hereunder. Separate consideration may or may not be received for the shares of common stock issuable upon such exercise. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act based on the proposed maximum aggregate offering price of the additional $5,836,751 of securities registered on this registration statement.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $5,836,751 of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, of NanoViricides, Inc., a Nevada corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-184626), as amended, which was declared effective by the Commission on December 21, 2012, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith.  The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $5,836,751.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Haven, State of Connecticut, on this 20th day of January, 2014.

NANOVIRICIDES, INC.

By:	/s/ Eugene Seymour, MD
Name: Eugene Seymour, MD Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil Diwan Anil Diwan	President and Chairman	January 20, 2014

/s/ Eugene Seymour Eugene Seymour	Chief Executive Officer (Principal executive accounting officer)	January 20, 2014

/s/ Meeta Vyas Meeta Vyas	Chief Financial Officer (Principal financial and accounting officer)	January 20, 2014

/s/ Milton Boniuk Milton Boniuk	Director	January 20, 2014

/s/ Stanley Glick Stanley Glick	Director	January 20, 2014

/s/ Mukund Kulkarni Mukund Kulkarni	Director	January 20, 2014

POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Eugene Seymour, our Chief Executive Officer, Principal Executive Officer and a director, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Anil Diwan Anil Diwan	President and Chairman	January 20, 2014

/s/ Eugene Seymour Eugene Seymour	Chief Executive Officer (Principal executive accounting officer)	January 20, 2014

/s/ Meeta Vyas Meeta Vyas	Chief Financial Officer (Principal financial and accounting officer)	January 20, 2014

/s/ Milton Boniuk Milton Boniuk	Director	January 20, 2014

/s/ Stanley Glick Stanley Glick	Director	January 20, 2014

/s/ Mukund Kulkarni Mukund Kulkarni	Director	January 20, 2014

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kane Kessler, P.C.

23.1	Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

23.2	Consent of Li and Company, P.C.